Exhibit 99.2

FOR IMMEDIATE RELEASE

Press Release	Contacts:
www.aig.com	Quentin McMillan (Investors): quentin.mcmillan@aig.com
Dana Ripley (Media): dana.ripley@aig.com

AIG Announces Results and Upsizing of Its Tender Offers for Certain Outstanding Notes

NEW YORK – April 7, 2022 – American International Group, Inc. (NYSE: AIG) today announced the results of its previously announced 23 separate offers (the “Offers”) to purchase for cash the notes of the series listed in the table below (collectively, the “Notes”) and that it has amended the Offers by increasing the applicable Maximum Purchase Consideration from $6.0 billion to $7.06 billion. The Offers were made pursuant to AIG’s Offer to Purchase, dated March 31, 2022 (the “Offer to Purchase”), which sets forth a more comprehensive description of the terms and conditions of each Offer, and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

The Offers expired at 5:00 p.m. (Eastern Time) on April 6, 2022 (the “Expiration Date”). The Initial Settlement Date will be April 8, 2022 and the Guaranteed Delivery Settlement Date will be April 12, 2022.

According to information provided by Ipreo LLC, the Information Agent and Tender Agent in connection with the Offers, $10,947,117,379.60 combined aggregate principal amount of the Notes (based on exchange rates for the Sterling and Euro Notes (as defined in the Offer to Purchase) of $1.3081 per £1.00 and $1.0914 per €1.00, respectively) were validly tendered prior to or at the Expiration Date and not validly withdrawn. In addition, $76,357,000.00 combined aggregate principal amount of Notes were tendered pursuant to the Guaranteed Delivery Procedures (as defined in the Offer to Purchase) and remain subject to the Holders’ performance of the delivery requirements under such procedures. For purposes of determining whether the Maximum Purchase Consideration has been reached, AIG converted the Total Consideration for each series of the Sterling Notes and the Euro Notes validly tendered into U.S. Dollars using an exchange rate of $1.3081 per £1.00 and $1.0914 per €1.00, respectively. The table below provides certain information about the Offers, including the aggregate principal amount of each series of Notes validly tendered and not validly withdrawn prior to the Expiration Date and the aggregate principal amount of Notes reflected in Notices of Guaranteed Delivery delivered at or prior to the Expiration Date pursuant to the Tender Offer Documents.

FOR IMMEDIATE RELEASE

Acceptance Priority Level(1)	Title of Security	Original Issuer	CUSIP/ISIN	Principal Amount Outstanding (millions)	Total Consideration(1)	Principal Amount Tendered(2)	Principal Amount Accepted(2)	Principal Amount Reflected in Notices of Guaranteed Delivery
1	5.750% Series A-2 Junior Subordinated Debentures Due 2037	AIG	026874BF3 / XS0291641420	£42	£1,000.00	£41,350,000	£41,350,000	—
2	4.875% Series A-3 Junior Subordinated Debentures Due 2037	AIG	026874BG1 / XS0291642154	€91	€972.50	€49,850,000	€49,850,000	—
3	8.175% Series A-6 Junior Subordinated Debentures Due 2058	AIG	026874BS5 / US026874BS54	$198	$1,397.50	$31,882,000	$31,882,000	—
4	6.250% Series A-1 Junior Subordinated Debentures Due 2037	AIG	026874BE6 / US026874BE68	$64	$1,070.00	$25,903,000	$25,903,000	$135,000
5	8.875% Senior Notes Due 2040	Validus	91915WAB8 / US91915WAB81	$214	$1,519.63	$14,475,000	$14,475,000	$2,000
6	5.00% Notes Due 2023	AIG	N/A / XS0252367775	£500	£1,030.37	£188,600,000	£188,600,000	—
7	4.700% Notes Due 2035	AIG	026874DE4 / US026874DE41	$500	$1,073.08	$277,322,000	$277,322,000	—
8	3.750% Notes Due 2025	AIG	026874DD6 / US026874DD67	$1,250	$1,016.53	$727,914,000	$727,914,000	$1,797,000
9	4.500% Notes Due 2044	AIG	026874DA2 / US026874DA29	$2,250	$1,068.40	$1,502,399,000	$1,502,399,000	$7,082,000
10	3.400% Notes Due 2030	AIG	026874DR5 / US026874DR53	$1,600	$991.88	$1,259,794,000	$1,259,794,000	$5,188,000
11	4.375% Notes Due 2055	AIG	026874DB0 / US026874DB02	$800	$1,065.13	$553,583,000	$553,583,000	$6,122,000
12	4.125% Notes Due 2024	AIG	026874CY1 / US026874CY14	$1,000	$1,024.10	$540,415,000	$540,415,000	$1,155,000
13	3.875% Notes Due 2035	AIG	026874DC8 / US026874DC84	$1,200	$996.06	$691,015,000	$691,015,000	$379,000

FOR IMMEDIATE RELEASE

14	4.200% Notes Due 2028	AIG	026874DK0 / US026874DK01	$750	$1,039.20	$408,812,000	$408,812,000	$1,298,000
15	4.375% Notes Due 2050	AIG	026874DP9 / US026874DP97	$1,000	$1,086.61	$733,098,000	—	$35,211,000
16	4.250% Notes Due 2029	AIG	026874DN4 / US026874DN40	$600	$1,043.53	$408,183,000	$408,183,000	$412,000
17	6.250% Notes Due 2036	AIG	026874AZ0 / US026874AZ07	$584	$1,226.34	$154,715,000	—	$100,000
18	6.820% Notes Due 2037	AIG	026874CW5 / US026874CW57	$143	$1,302.48	$64,529,000	—	—
19	4.800% Notes Due 2045	AIG	026874DF1 / US026874DF16	$750	$1,114.74	$450,923,000	—	$600,000
20	4.750% Notes Due 2048	AIG	026874DL8 / US026874DL83	$1,000	$1,134.21	$709,813,000	—	$11,973,000
21	3.900% Notes Due 2026	AIG	026874DH7 / US026874DH71	$1,500	$1,021.25	$729,179,000	—	$1,900,000
22	2.500% Notes Due 2025	AIG	026874DQ7 / US026874DQ70	$1,500	$979.60	$1,168,818,000	—	$3,003,000
23	1.875% Notes Due 2027	AIG	N/A / XS1627602201	€1,000	€1,002.50	€127,489,000	—	—

(1)	The Total Consideration for each series of Notes (such consideration, the “Total Consideration”) payable per each $1,000, €1,000 or £1,000 principal amount of such series of Notes validly tendered for purchase.
(2)	The amounts exclude the principal amounts of Notes for which Holders have complied with certain procedures applicable to guaranteed delivery pursuant to the Guaranteed Delivery Procedures. Such amounts remain subject to the Guaranteed Delivery Procedures. Notes tendered pursuant to the Guaranteed Delivery Procedures are required to be tendered at or prior to 5:00 p.m., New York City time, on April 8, 2022.

Overall, $6,796,900,885.00 (based on exchange rates for the Sterling and Euro Notes of $1.3081 per £1.00 and $1.0914 per €1.00, respectively) combined aggregate principal amount of Notes have been accepted for purchase (excluding Notes delivered pursuant to the Guaranteed Delivery Procedures). The Maximum Purchase Condition (after giving effect to the increase described above) has been satisfied with respect to the Offers in respect of the series of Notes with Acceptance Priority Levels of 1-14 and 16. Accordingly, all Notes of those series that have been validly tendered and not validly withdrawn at or prior to the Expiration Date have been accepted for purchase. AIG has not accepted any Notes with Acceptance Priority Levels 15 and 17-23 (as indicated in the table above) and will promptly return all validly tendered Notes of such series to the respective tendering Holders.

Upon the terms and subject to the conditions set forth in the Tender Offer Documents, Holders whose Notes have been accepted for purchase in the Offers will receive the applicable Total Consideration for each $1,000, €1,000 or £1,000 principal amount of such Notes in cash on the Initial Settlement Date or Guaranteed Delivery Settlement Date. In addition to the applicable Total Consideration, Holders whose Notes are accepted for purchase will be paid the Accrued Coupon Payment. Interest will cease to accrue on the Initial Settlement Date for all Notes accepted in the Offers, including those tendered through the Guaranteed Delivery Procedures.

FOR IMMEDIATE RELEASE

AIG has retained BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC to serve as Lead Dealer Managers for the Offers and has retained Ipreo LLC to serve as the Tender and Information Agent for the Offers. Requests for documents may be directed to Ipreo LLC by telephone at (888) 593-9546 (toll free) or (212) 849-3880 (for banks and brokers) or by email at ipreo-tenderoffer@ihsmarkit.com. Questions regarding the Offers may be directed to BNP Paribas Securities Corp. at (888) 210-4358 (toll-free) or (212) 841-3059 (collect), Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect), Deutsche Bank AG, London Branch at +44 20 7545 8011, Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or (212) 357-1452 (collect), U.S. Bancorp Investments, Inc. at (877) 558-2607 (toll-free) or (612) 336-7604 (collect) and Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4756 (collect).

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offers were made only by and pursuant to the terms of the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to the Offer to Purchase.

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Certain statements in this press release, including those describing the completion of the Offers, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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About AIG

American International Group, Inc. (AIG) is a leading global insurance organization. AIG member companies provide a wide range of property casualty insurance, life insurance, retirement solutions and other financial services to customers in approximately 70 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

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